UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

CBM Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Maryland	333-225353	83-1095537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 East Joppa Road, Baltimore, MD		21234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 665-7600

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CBM BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On September 20, 2018, Banks of the Chesapeake, M.H.C. (the “MHC”) announced that its members had approved the Plan of Conversion and Reorganization pursuant to which the MHC would convert from the mutual holding company to the stock holding company form of organization (the “Conversion”) at the special meeting of members held on September 19, 2018. The MHC also announced the preliminary results of the subscription offering of the Registrant’s common stock, $.01 par value per share (the “Common Stock”) being held in connection with the Conversion and the anticipated closing date for the Conversion and the offering. For additional information, reference is made to the Registrant’s press release, dated September 20, 2018, which is filed as Exhibit 99.1 to this report and incorporated by reference herein

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

The following exhibit is being filed with this report.

No.	Description

99.1	Press Release, dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

Date: September 20, 2018	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President
(Duly Authorized Officer)